UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

KONA GRILL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Reference is made to the information set forth under Item 5.02 of this Current Report on Form 8-K. The disclosure contained in Item 5.02 and the information contained in Exhibit 99.1 attached hereto is hereby incorporated by reference in its entirety into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2009, Mr. Marcus Jundt, our Chairman, President and Chief Executive Officer, resigned as an officer and as a director of our company, effective immediately.

Effective May 15, 2009, Mark Bartholomay, the Company’s Chief Operating Officer, began serving as our interim President and Chief Executive Officer, until a permanent successor to Mr. Jundt has been identified and appointed. Our Nominating Committee has commenced a search for qualified candidates. Mr. Bartholomay has served as our Chief Operating Officer since November 2008, and prior to that was our Senior Vice President of Development since May 2007. Mr. Bartholomay has over 12 years of experience in real estate development, construction, prototype design, operations, and finance. Mr. Bartholomay served as the Founder and Senior Partner of GBG Consulting, LLC, a private restaurant consulting firm from July 2005 until May 2007. From July 2000 to June 2005, he served as Vice President of Business Development at Famous Dave’s of America, Inc., a publicly traded owner, operator, and franchisor of restaurants. Prior to that, Mr. Bartholomay served as Senior Vice President of International Development and Operations at Rainforest Cafe, Inc., a publicly traded restaurant company. Mr. Bartholomay served as a member of our board of directors between January 2006 and May 2007.

Pursuant to our employment agreement with Mr. Bartholomay, his compensation includes an annual base salary of $261,000. In addition, he is eligible to receive bonuses under our annual incentive bonus plan, to receive stock option grants under our stock award plans, and to participate in our other insurance and employee benefit plans.

Separately, Mr. Anthony Winczewski, who serves as Chair of our Nominating Committee, has rejoined the Audit Committee effective May 15, 2009. As a result of Mr. Jundt’s resignation and Mr. Winczewski’s appointment to the Audit Committee, our company has remedied its temporary non-compliance with applicable NASDAQ Marketplace Rules, which require the Board of Directors to be comprised of a majority of independent directors and our Audit Committee to be comprised of at least three independent directors.

Item 8.01 Other Events.

To provide stockholders sufficient time to assess these developments, the Company approved a 14-day extension of its pending subscription rights offering to 5:00 p.m., Eastern Daylight Savings Time, on June 5, 2009, unless further extended by the Company. Pursuant to the subscription rights offering, each holder of our common stock received one non-transferable subscription right for every 2.5 shares of common stock owned by such holder on April 17, 2009. Each subscription right entitles a holder to purchase one share of our common stock for $1.35. The rights offering was originally scheduled to expire on May 22, 2009.

On May 15, 2009, we issued a press release announcing, among other things, the resignation of Mr. Jundt and the appointment of Mr. Bartholomay, and the extension of the expiration date of the subscription rights offering. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1
Press Release dated May 15, 2009 announcing Mr. Jundt’s resignation and Mr. Bartholomay’s appointment as interim President and Chief Executive Officer and extension of the expiration date of the subscription rights offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2009		KONA GRILL, INC.

	By:	/s/ Mark S. Robinow

Mark S. Robinow
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1
Press Release dated May 15, 2009 announcing Mr. Jundt’s resignation and Mr. Bartholomay’s appointment as interim President and Chief Executive Officer and extension of the expiration date of the subscription rights offering.